Exhibit 99.2

MAGNUM OIL TOOLS

AUDITED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2015

MAGNUM OIL TOOLS

AUDITED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2015

Contents

Audited Combined Financial Statements

Independent Auditor’s Report	1

Combined Balance Sheet	3

Combined Statement of Income	4

Combined Statement of Comprehensive Income	5

Combined Statement of Partners’ Capital	6

Combined Statement of Cash Flows	7

Notes to the Combined Financial Statements	8

Independent Auditor’s Report

To the Members of the Audit Committee and Management

Magnum Oil Tools

Corpus Christi, Texas

We have audited the accompanying combined financial statements of Magnum Oil Tools (the “Company”), which comprise the combined balance sheet as of December 31, 2015, and the related combined statements of income, comprehensive income, partners’ capital, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Magnum Oil Tools as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ Fisher, Herbst & Kemble, P.C.
San Antonio, Texas
December 26, 2018

MAGNUM OIL TOOLS

COMBINED BALANCE SHEET

DECEMBER 31, 2015

ASSETS
Current Assets
Cash and cash equivalents	$28,644,667
Accounts receivable - net of allowance for doubtful accounts of $986,565	13,332,672
Inventories	17,400,012
Other receivables	965,572
Prepaid expenses	1,588,208

Total Current Assets	61,931,131
Non-current Assets
Property, plant and equipment, net	5,147,835
Related party receivables	787,457
Deposits	61,182
Other assets	5,837

Total Assets	$67,933,442

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$1,154,197
Accrued expenses	3,339,025
Distributions payable	2,632,080
Income tax payable	129,702

Total Current Liabilities	7,255,004
Non-Current Liabilities
Related party payable	902,524

Total Liabilities	8,157,528
Partners’ Capital
Partners’ capital	60,597,897
Accumulated other comprehensive loss	(821,983)

Total Partners’ Capital	59,775,914

Total Liabilities and Partners’ Capital	$67,933,442

See notes to the combined financial statements.

MAGNUM OIL TOOLS

COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2015

SALES	$109,771,233
COST OF SALES	71,807,315

GROSS PROFIT	37,963,918
OPERATING EXPENSES
Advertising	1,282,569
Bad debts	986,565
Depreciation and amortization	1,417,369
Entertainment and travel	2,119,130
Information technology expense	816,657
Insurance	3,463,464
Management fees	207,542
Occupancy expense	3,976,510
Office expense	251,173
Professional fees	1,695,389
Salaries, wages and benefits	20,780,160
Other operating expenses	137,377

Total operating expenses	37,133,905

OPERATING INCOME	830,013
OTHER INCOME (EXPENSE)
Miscellaneous income	1,268,558
Interest income	230
Gain on sale of assets	35,892
Abandonment loss	(166,955)
Other losses - See Note 6	(1,000,000)
Interest expense	(10,652)
Other expense	(32,466)

Total other income	94,607

INCOME BEFORE PROVISION FOR INCOME TAXES	924,620
PROVISION FOR INCOME TAXES	177,545

NET INCOME	$747,075

See notes to the combined financial statements.

MAGNUM OIL TOOLS

COMBINED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2015

NET INCOME	$747,075
OTHER COMPREHENSIVE INCOME
Changes in unrealized gains and losses on foreign currency translation	(610,660)

Other comprehensive loss	(610,660)

Comprehensive Income	$136,415

See notes to the combined financial statements.

MAGNUM OIL TOOLS

COMBINED STATEMENT OF PARTNERS’ CAPITAL

YEAR ENDED DECEMBER 31, 2015

	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Total Partners’ Capital
Balance at January 1, 2015	$83,571,424	$(211,323)	$83,360,101
Partner distributions	(23,720,602)	—	(23,720,602)
Change in accumulated other comprehensive loss -foreign currency translation	—	(610,660)	(610,660)
Net income from the year	747,075	—	747,075

Balance at December 31, 2015	$60,597,897	$(821,983)	$59,775,914

See notes to the combined financial statements.

MAGNUM OIL TOOLS

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2015

OPERATING ACTIVITIES
Net income	$747,075
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in obsolete inventory reserve	17,291,923
Depreciation and amortization expense	1,417,369
Bad debt - accounts receivable	986,565
Abandonment loss	166,955
Gain on sale of fixed assets	(35,892)
Effect of exchange rate changes on cash	(610,660)
Net change in:
Accounts receivable	15,139,302
Other receivables	2,848,293
Inventories	7,140,231
Deposits	(17,282)
Prepaid expenses and other assets	(554,646)
Related party receivables	(701,502)
Related party payables	(3,112,531)
Accounts payable	(754,435)
Accrued expenses	274,244
Income tax payable	129,702
Distributions payable	2,632,080

Net cash provided by operating activities	42,986,791

INVESTING ACTIVITIES
Proceeds from sale of fixed assets	224,533
Purchase of property and equipment	(2,663,793)

Net cash used in investing activities	(2,439,260)

FINANCING ACTIVITIES
Partner distributions	(23,720,602)

Net cash used in financing activities	(23,720,602)

INCREASE IN CASH AND CASH EQUIVALENTS	16,826,929
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	11,817,738

CASH AND CASH EQUIVALENTS AT END OF YEAR	$28,644,667

See notes to the combined financial statements.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations – These combined financial statements for Magnum Oil Tools (the “Company”) include the following business operations:

Magnum Oil Tools International, LTD (“MOTI”), a Texas limited partnership, is a diversified organization engaged in a wide variety of business activities, providing energy related products and services on a global basis. As of December 31, 2015, MOTI has a finite life and will cease to exist October 6, 2056.

Magnum Oil Tools Canada Ltd (“MOT Canada”), a limited liability corporation, purchases finished goods exclusively from MOTI for resale to international customers

Magnum Oil Tools GP, LLC (“MOT GP”), a limited liability company, provides management services exclusively to MOTI.

Basis of Preparation – These combined financial statements reflect the Company’s financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (“GAAP”). The combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented, nor are the results stated herein indicative of what the Company’s financial position, results of operations and cash flows may be in the future.

These combined financial statements include all of the Company’s majority-owned subsidiaries and all of its wholly owned entities. All intercompany balances and transactions have been eliminated. The accounting policies set out below have been applied in preparing the combined financial statements for the year ended December 31, 2015.

Use of Estimates – The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the combined financial statements. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimate of inventory valuation and allowance for doubtful accounts.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation – The functional currency for MOT Canada is the local currency. Adjustments resulting from translating local currency financial statements to U.S. dollars are reflected in accumulated other comprehensive income (loss).

Cash and Cash Equivalents – For the purpose of presentation in the combined financial statements of cash flows, cash and cash equivalents are defined as all bank deposits and short-term securities with original maturities of three months or less. The majority of cash and cash equivalents of the Company are maintained with major financial institutions in the United States and Canada; these financial institutions are subject to the Federal Deposit Insurance Corporation (“FDIC”) and the Canada Deposit Insurance Corporation (“CDIC”), respectively. The FDIC insurance coverage is $250,000 per depositor. The CDIC insurance coverage is $100,000 (Canadian dollars) per depositor. As such, interest bearing, non-transaction account deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. As of December 31, 2015, the maximum credit risk exposure is $28,948,262. In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions with which it has deposits.

Property, Plant and Equipment, Net – Property, plant and equipment are stated at cost, less accumulated depreciation. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The cost of assets retired or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to current operations.

The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets. Building improvements are depreciated over a period ranging from five to thirty-nine years, machinery and equipment are depreciated over a period ranging from three to seven years, furniture and fixtures are depreciated over seven years, software is amortized over three years, and vehicles are depreciated over a period of five years. The expected useful lives of property, plant and equipment are reviewed annually.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories – Inventories consist of raw materials for the production of finished goods, and finished goods which include a variety of consumable downhole completion products. They are stated at the lower of average cost or net realizable value and are reviewed periodically for obsolescence. Inventory costs are relieved using specific identification in the execution of tools sales.

As of December 31, 2015, inventories consisted of the following:

Components (inclusive of raw material)	$8,294,089
Finished goods (assemblies)	8,866,698
Work in progress	239,225

$17,400,012

Prepaid Expense – Prepaid expenses represent payments for insurance and supplies that will benefit future periods.

Accounts Receivable and Allowance for Doubtful Accounts – Accounts receivables primarily consist of amounts due for oil tool sales and related services already performed. The allowance for doubtful accounts is established based on estimated losses through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The Company provides an assessment of allowances based on an analysis of historic trends of collection and cancellation activity. This estimate is impacted by a number of factors, including changes in the economy, relocations, and demographic or competitive changes in areas of operation. Consequently, an adverse change in those factors could affect the Company’s estimate of its bad debts. The allowance for doubtful accounts as of December 31, 2015 was $986,565.

Accounts Payable and Accruals – Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition – The Company accounts for its revenues using the accrual basis of accounting. Revenues from product sales are recognized when risk associated with ownership has passed to the customer. Generally, the date of delivery corresponds to the date upon which the customer takes title to the product and assumes all risk and rewards of ownership.

Income Taxes – MOTI files a Form 1065, U.S. Return of Partnership Income. MOT GP files a Form 1120S, U.S. Income Tax Return for an S Corporation.

The aforementioned partnerships and corporations are not taxpaying entities for federal income tax purposes; accordingly, a provision for income taxes for these entities has not been recorded in the accompanying combined financial statements. The respective income or losses are reflected in the partners’ and shareholders’ individual or corporate tax returns in accordance with their ownership percentages. The partners’ and shareholders’ quarterly estimated tax payments are funded by the entities to satisfy their individual tax obligations.

MOT Canada is a Canadian entity which is subject to relevant foreign tax jurisdictions. MOT Canada files an Alberta Corporate Income Tax Return – AT1 to the Alberta Tax and Revenue Administration. MOT Canada also files a T2 Corporation Income Tax Return to the Canada Revenue Agency.

Such expenses derived from the aforementioned tax jurisdictions are included with provisions for income taxes as presented in the combined statement of income. The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance.

The tax jurisdictions which impose a franchise tax include the state of Texas; at December 31, 2015, the Company’s outstanding franchise tax liability was $102,037 which is composed of the balance of income tax payable in its combined balance sheet. Other relevant state tax jurisdictions include the filing of composite tax returns for the states of Arkansas, Colorado, Louisiana, Mississippi, Montana, North Dakota, Ohio, Oklahoma, Pennsylvania, and Utah. These returns are filed to eliminate the need for non-residents to file an individual tax return on their earnings from a resident company. As of December 31, 2015, the Company had a prepaid balance of $344,204 related to state taxes which is included in prepaid expenses in its combined balance sheet.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has adopted the provisions of FASB, Accounting Standards Codification 740, “Income Taxes (ASC 740)”, effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in its combined financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction. U.S. generally accepted accounting principles require the Company management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company’s management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2015 , there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in its combined financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company’s management believes it is no longer subject to income tax examinations for years prior to 2014.

Concentration of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, and accounts receivable.

The Company’s financial condition, and results of operations, are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. The Company cannot predict future oil and gas demand with any degree of certainty. Sustained weakness in the oil and gas markets may adversely affect its financial condition and results of operations. Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Advertising – The Company expenses all advertising costs as incurred. Advertising costs totaled approximately $1,282,569 for the year ended December 31, 2015.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of Cash Flows – Supplemental information on cash flows for the year ended December 31, 2015 were as follows:

Cash paid during the year for taxes	$1,295,181
Cash paid during the year for interest	$10,652

Employee Advances – During the year, the Company made advances to employees to be repaid from their earnings over a specified time agreed to by the Company and the employee. At December 31, 2015, the employee advances totaled $2,666, which is included in other receivables in the Company’s combined balance sheet.

2.	RELATED PARTY TRANSACTIONS

The Company leases office space in Corpus Christi and Midland, Texas from an affiliated entity related through common ownership. During 2015, $1,148,702 of rental expense was paid to this affiliate. These leases are classified as operating leases for which the non-cancelable portion of the respective obligations exceeding twelve months have been included in Note 5.

Included in the Company’s combined balance sheet as of December 31, 2015 are related party receivables (payables) as follows:

Fajitaville Grille North Beach, Inc.	$2,000
Frazier Technologies LLC	$125,000
Gulf Beach Operations, LLC	$2,000
Magnum International IC-DISC, Inc.	$64,102
Marinaville, LLC	$3,500
WTF Insurance Company Ltd	$580,855
WTF Properties LLC	$10,000
Frazier Technologies LLC	$(902,524)

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

2.	RELATED PARTY TRANSACTIONS (continued)

During the year ended December 31, 2015, the Company also provided management and accounting services to various entities related through common ownership. These amounts are reflected as miscellaneous income in the Company’s combined statement of income. The following schedule summarizes the total management and accounting fees earned for the year ended December 31, 2015 from related parties:

Advanced Solids Control, LLC	$72,000
Marinaville, LLC	42,000
Fajitaville Grille North Beach, Inc.	24,000
Gulf Beach Operations, LLC	24,000
Frazier Technologies, LLC	902,524
Magnum International IC-DISC, Inc.	565,898
WTF Insurance Company Ltd	1,111,025
WTF Properties, LLC	10,000

Total	$2,751,447

3.	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property and equipment, at cost, less accumulated depreciation as of December 31, 2015:

Machinery and equipment	$5,295,538
Buildings improvements	513,914
Furniture and fixtures	575,777
Software	790,001
Vehicles	1,248,790

8,424,020
Less: accumulated depreciation and amortization	(3,276,185)

Total property and equipment, net	$5,147,835

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

3.	PROPERTY, PLANT AND EQUIPMENT (continued)

Depreciation and amortization expense related to property and equipment was $1,413,200 for the year ended December 31, 2015.

In 2015, the Company retired furniture, fixtures and equipment with a cumulative unamortized cost basis of $166,955, which is presented as abandonment loss in the Company’s combined statement of income.

During 2015, the Company also sold or traded furniture, vehicles and setting tools for proceeds of $224,947 resulting in a gain of $35,892.

4.	DEFINED CONTRIBUTION PLAN

The Company provides post-retirement benefits to employees in the form of a Profit Sharing Plan and 401(k) Plan. As of December 31, 2015, in order to maintain “safe harbor” status, the Company offered a safe harbor matching contribution equal to 100% of salary deferrals that do not exceed 3% of a participant’s compensation plus 50% of salary deferrals between 3% and 5%. The Company may also offer a discretionary contribution to its employees, eligible for the Profit Sharing Plan. Total contributions to the plan for the year ended December 31, 2015 were $425,445 in safe harbor matches and $435,848 in profit sharing contributions.

5.	COMMITMENTS AND CONTINGENCIES

Legal – The Company has been and may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business. The Company regularly analyses current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management and legal counsel, as of December 31, 2015, there were no threatened or pending legal matters that would have a material impact on the Company’s combined financial statements.

Leases – Operating lease agreements include leases for transportation equipment, machinery, and office space. Rental expense of $2,403,690 was recorded for the year ended December 31, 2015, and is included in occupancy expense in the Company’s combined statement of income.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

5.	COMMITMENTS AND CONTINGENCIES (continued)

Future net minimum lease payments for non-cancellable operating leases were as follows:

2016	$1,558,661
2017	1,207,529
2018	728,556
2019	153,645
2020	23,200

Total	$3,671,591

Debt – The Company is a guarantor on loans entered into by companies related through common ownership. The promissory notes are collateralized by property and various assets of the borrower with maturity dates ranging from 2018 to 2020. The total monthly installment amounts are approximately $61,000, with outstanding balances of approximately $6,990,043 as of December 31, 2015. The Company is required to perform upon the related companies’ default for any present or future obligations. The related companies are performing on their debt obligations; therefore, no amount of the guaranteed debt is included in the Company’s combined financial statements.

Line of Credit – On August 18, 2016, the Company renewed an existing line of credit with a financial institution in the amount of $8,000,000, which includes terms as outlined in the original note. The original note was dated August 17, 2015, in the amount of $10,000,000 with interest at the prime rate as published by The Wall Street Journal plus 0.250 percentage points and is measured on a daily basis. Interest is due monthly and all principal and accrued interest is due and payable on the maturity date. As of December 31, 2015, the Company had not taken any advances on the line of credit.

6.	OTHER LOSSES

On May 18, 2017, the Company reached an agreement regarding billing errors to a customer which included amounts related to prior periods, resulting in a $1,000,000 settlement due in 2017.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

7.	INCOME TAXES

The Company’s provision for income taxes is as follows for the year ended December 31, 2015:

State income tax	$120,147
Foreign income tax - Canada	57,398

Total provision for income taxes	$177,545

The provision for income tax differed from the statutory rate of 34% as follows:

Tax expense at statutory rate	$314,371
Add effects of:
Income on pass thru entities	(314,371)
State income tax	120,147
Foreign income tax	57,398

Total provision for income taxes	$177,545

As of December 31, 2015, the Company had no deferred tax assets.

8.	SUBSEQUENT EVENTS

On October 25, 2018, the Company was acquired by a public entity. As part of the acquisition, MOTI’s finite life was eliminated.

The Company has performed a review of subsequent events through the date of the opinion, which is the date the combined financial statements were available for issuance, and concludes that except for the subsequent event note above, there were no other events or transactions occurring during this period that required recognition or disclosure in the combined financial statements. Any events occurring after this date have not been factored into the combined financial statements being presented.

MAGNUM OIL TOOLS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

9.	RECENTLY ISSUED AUTHORITATIVE GUIDANCE

ASU 2016-02, “Leases (Topic 842).” In February 2016, the FASB amended existing guidance that requires lessees recognize the following for all leases (with the exception of short term leases) at the commencement date (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right-of-use asset, which is an asset that represents the lessee’s right to use or control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary; lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments will be effective for financial statements issued for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact this change will have on the Company’s combined financial statements, but believes it will have little impact on operating results but will create significant additional assets and debt obligations, primarily related to leased premises and equipment treated as operating leases under current GAAP.

ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” In May 2014, the FASB amended existing guidance related to revenue from contracts with customers. This amendment supersedes and replaces nearly all existing revenue recognition guidance, including industry-specific guidance, establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In addition, this amendment specifies the accounting for some costs to obtain or fulfill a contract with a customer. The amendments will be effective for annual periods beginning after December 15, 2018 and are expected to have a significant impact on the Company’s combined financial statements. Management is finalizing their assessment and have identified that most revenue line items are within the scope of this new guidance. Management does not expect the new standard to result in a material change for revenue because the majority of the Company’s current recognition policies will not be changed. Significant disclosures are expected to be noted in future periods.

Several other Accounting Standards were proposed and approved with effective dates ranging from fiscal year 2017 to fiscal year 2021. The new authoritative guidance except as noted above is not expected to have a significant impact to the Company’s combined financial statements.